                                                                   EXHIBIT 10.12



          CONAGRA, INC., DIRECTORS' UNFUNDED
          DEFERRED COMPENSATION PLAN


     ConAgra, Inc., in the interest of providing the most attractive alternatives to its directors in the manner of allocating the director's compensation and at the same time not incurring additional expense to the Company, does hereby establish the "ConAgra, Inc., Directors' Unfunded Deferred Compensation Plan," with the following terms and conditions:

          1. The Plan shall be named the "ConAgra, Inc., Directors' Unfunded Deferred Compensation Plan" (hereinafter described as "The Plan").

          2. The Plan shall be available on a voluntary basis to all directors who receive fees based on a rate per month or for attendance at meetings. Any director who qualifies may signify his intention to defer all or any proportion of his fees based on a rate per month or for attendance at meetings for the ensuing year by giving written notice to the Company prior to December 31st of the current year of his intention to defer this compensation and the extent to which he desires the compensation deferred. The formula he elects to defer compensation shall remain in effect from year to year unless he notifies the Company in writing by December 31st of his intention to modify or terminate his participation in The Plan in the ensuing year. Any person elected to the Board who was not a director on the preceding December 31st may elect before his term begins to defer all or part of the above described compensation for the balance of the calendar year following such election and for succeeding calendar years on the same basis as other directors.

          3. The Company shall maintain a separate memorandum account of the fees deferred by each participant and the Company shall credit said account semi-annually on January 1st and July 1st of each year with interest on the balance held in the fund for the prior six months. The rate of interest to be credited shall be the prime rate of interest on such date as charged by The First National Bank of Chicago. The Company shall annually supply the director participating in The Plan a statement of his account.

          4. Amounts deferred under The Plan together with accumulated interest, including interest accruing after the participant ceases to be a director, shall be distributed in ten semi-annual installments on January 1st and July 1st of each year after the year in which the participant in The Plan ceases to be a director, provided that if the participant dies prior to payment in full of all amounts due him under The Plan, the balance of the account shall be payable to his estate in full on January 1st of the year following his death. In addition, after a participant ceases to be a director, upon his request, the other directors at their sole discretion may authorize a different method of payment including a lump sum payment. If for any reason the directors determine it to be in the best interests of the Company or the participant to pay the participant in full including a determination that the participant upon termination becomes a proprietor, officer, partner, employee or otherwise becomes affiliated with any business that



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                                                       EXHIBIT 10.12 (CONTINUED)


     is in competition with the Company, the Company may make a payment in full to said participant when he ceases to be a director without his consent.

          5. This Plan may be amended, suspended, terminated or modified by the vote of a majority of the Board of Directors of the Company at any time provided that such amendment, modification, suspension or termination shall not affect the obligation of the Company to pay to the participants the amounts accrued or credited to said account up to December 31st of the year in which said action is taken concerning The Plan by the Board of Directors.

          6. This Plan shall not apply to Honorary Directors or persons holding similar titles and if a participant ceases to be a director and becomes an Honorary Director or holds some similar title, for purposes of this Plan it shall be determined that he has ceased to be a director.

          7. Unless notified to the contrary, all notices under this Plan shall be sent in writing to the Company by mailing to the "Office of the Secretary," ConAgra, Inc., Kiewit Plaza, Omaha, Nebraska 68131. All notices to the participants shall be sent to the address which is their record address for notices as directors of the Company unless a participant, by written notice, otherwise directs.

          8. This Plan is subject to the approval of the Board of Directors of the Company by a resolution and, if such resolution is adopted, shall become effective December 20, 1971, and the Company shall commence to defer compensation to the participants commencing in the calendar year 1972.




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                                                       EXHIBIT 10.12 (CONTINUED)


                          FIRST AMENDMENT TO THE
                    CONAGRA, INC., DIRECTORS' UNFUNDED
                        DEFERRED COMPENSATION PLAN

     The ConAgra, Inc., Directors' Unfunded Deferred Compensation Plan, is amended, as follows:

                                 ARTICLE I

     Paragraph 2 is amended in its entirety to read, as follows:
          "2. The Plan shall be available on a voluntary basis to all directors who receive directors' fees from ConAgra. Any director who qualifies may signify his intention to defer all or any proportion of his fees for the following year by giving written notice to ConAgra, prior to December 31st of the current year, of his intention to defer this compensation and the extent to which he desires the compensation deferred. Such amount shall be deferred in cash and credited to the director's Interest-Bearing Account. The formula the director elects to defer compensation shall remain in effect from year to year unless he notifies ConAgra, in writing, by December 31st of his intention to modify or terminate his participation in the Plan the following year. Any person elected to the Board who was not a director on the preceding December 31st may elect before his term begins to defer all or part of the above described compensation for the balance of the calendar year following such election and for succeeding calendar years on the same basis as other directors. In addition, a director may make a one-time irrevocable election to defer all or a portion of his compensation in the form of ConAgra Common Stock; amounts so deferred shall be credited to the director's Stock Account, which shall be a book entry by the Company payable in shares of ConAgra Common Stock as provided in paragraph 4 of this Plan. A director may also make a one-time irrevocable election to transfer all or a portion of the director's Interest-Bearing Account to the director's Stock Account. Such election may not be made prior to the effective date of this amendment (as described in Article IV below) and shall be subject to any limitations imposed by law or regulation."

                                ARTICLE II

     Paragraph 3 is amended in its entirety to read, as follows:
          "3. ConAgra shall establish and maintain two deferred compensation accounts for each director: (i) a Stock Account, to which there shall be credited as a book entry the portion of cash compensation which the director has elected to defer in the form of Common Stock and any transfers from the Interest-Bearing Account and (ii) an Interest-Bearing Account to which all other deferred cash compensation shall be credited.
          At the end of each calendar quarter, there shall be credited to the respective Accounts the deferred compensation accrued during such quarter. If a director has elected to defer cash compensation in the form of Common Stock, a book entry in the amount of the number of full shares to be credited to the Stock Account for each quarter shall be determined on the basis of the closing price of the Common Stock on the last trading day of the quarter as reported for New York Stock Exchange- Composite Transactions, and any amount which would represent a fractional share shall be credited to the director's Interest-Bearing Account.


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                                                       EXHIBIT 10.12 (CONTINUED)


          Dividend equivalents on shares credited to a director's Stock Account shall be credited by book entry at the end of each quarter to his or her Stock Account in the form of full shares of Common Stock; any amount which would represent a fractional share shall be credited to his or her Interest-Bearing Account.

          The Interest-Bearing Account shall be credited semiannually (on each January 1st and July 1st), with interest on the balance held in the fund for the prior six months. The rate of interest to be credited shall be the prime rate of interest on such date as charged by The First National Bank of Chicago.

          The Company shall annually supply the director participating in the Plan a statement of his total interest in the Plan."

                                ARTICLE III

     Paragraph 4 is amended in its entirety to read, as follows:
          "4. Amounts deferred under the Plan together with accumulated interest, including interest accruing after the participant ceases to be a director, shall be distributed in ten semiannual installments on January 1st and July 1st of each year after the year in which the participant in the Plan ceases to be a director, provided that if the participant dies prior to payment in full of all amounts due him under the Plan, the balance of the account shall be payable to his designated beneficiary. The beneficiary designation shall be revocable and shall be made in writing in a manner provided by ConAgra. In addition, after a participant ceases to be a director, upon his request, the Executive Committee of the Board at their sole discretion may authorize a different method of payment including a lump sum payment. If for any reason the Executive Committee of the Board determines it to be in the best interests of ConAgra or the participant to pay the participant in full including a determination that the participant upon termination becomes a proprietor, officer, partner, employee or otherwise becomes affiliated with any business that is in competition with ConAgra, ConAgra may make a payment in full to said participant when he ceases to be a director without his consent. Payment of the aggregate number of shares credited by book entry to a director's Stock Account shall be made in shares of Common Stock."

                                ARTICLE IV

     This Amendment shall be effective on the date of its approval by a vote of the holders of a majority of the outstanding shares of the Company's common stock at a meeting of the stockholders of the Company.


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                                                       EXHIBIT 10.12 (CONTINUED)


                         SECOND AMENDMENT TO THE
                CONAGRA, INC. DIRECTORS' UNFUNDED
                   DEFERRED COMPENSATION PLAN


     The ConAgra, Inc. Directors' Unfunded Deferred Compensation Plan, is amended, as follows:

                            ARTICLE I

     Paragraph 4 is amended in its entirety to read, as follows:

          "4. Amounts deferred under the Plan together with accumulated interest, including interest accruing after the participant ceases to be a director, shall be distributed in twenty semiannual installments on January 1st and July 1st of each year after the year in which the participant in the Plan ceases to be a director, provided that if the participant dies prior to payment in full of all amounts due him under the Plan, the balance of the account shall be payable to his designated beneficiary. The beneficiary designation shall be revocable and shall be made in writing in a manner provided by ConAgra. In addition, after a participant ceases to be a director, upon his request, the Executive Committee of the Board at their sole discretion may authorize a different method of payment including a lump sum payment. If for any reason the Executive Committee of the Board determines it to be in the best interests of ConAgra or the participant to pay the participant in full including a determination that the participant upon termination becomes a proprietor, officer, partner, employee or otherwise becomes affiliated with any business that is in competition with ConAgra, ConAgra may make a payment in full to said participant when he ceases to be a director without his consent. Payment of the aggregate number of shares credited by book entry to a director's Stock Account shall be made in shares of Common Stock."

                           THIRD AMENDMENT TO THE CONAGRA, INC.,
                    DIRECTORS' UNFUNDED DEFERRED COMPENSATION PLAN

 The ConAgra, Inc., Directors' Unfunded Deferred Compensation Plan, is amended, as follows:

                                      ARTICLE I

     Paragraph 4 of the Plan is amended in its entirety to read, as follows:

     "4. Amounts deferred under the Plan together with accumulated interest, including interest accruing after the participant ceases to be a director, shall be distributed in twenty (20) semi-annual installments on January 1 and July 1 of each year after the year in which the participant in the Plan ceases to be a director, provided that a participant may also, upon becoming a participant in the Plan, elect to receive payment of deferred amounts (i) in a lump sum at a date certain or (ii) in semi-annual installments over a period elected by the participant commencing at the date certain elected by the


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                                                       EXHIBIT 10.12 (CONTINUED)


     participant. Participants in the Plan as of the date of adoption of this amendment may also elect, within sixty (60) days of such adoption, any of the three payment alternatives described above. If the participant dies prior to the payment in full of all amounts due him under the Plan, the balance of the account shall be payable to his designated beneficiary in a lump sum. The beneficiary designation shall be revocable and should be made in writing in a manner provided by ConAgra. In addition, at the request of a participant, the Executive Committee of the Board, at their sole discretion, may authorize a change in the method of payment elected by a participant. If for any reason, the Executive Committee of the Board determines it to be in the best interest of ConAgra or the participant to pay the participant in full, including a determination that the participant upon termination becomes a proprietor, officer, partner, employer or otherwise becomes affiliated with any business that is in competition with ConAgra, ConAgra may make a payment in full to said participant when he or she ceases to be a director without his or her consent. Payment of the aggregate number of shares credited by book entry to a Director's Stock Account shall be made in shares of Common Stock."


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